                                      PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces Second Quarter 2009 Results

Montreal, Quebec, August 7, 2009—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the second quarter ended June 30, 2009. All references are in U.S. dollars.

Revenues for the second quarter ended June 30, 2009 were $6.5 million compared to $15.5 million for the second quarter ended June 30, 2008.

Net loss in the second quarter ended June 30, 2009 was $14.6 million or $(0.57) per share compared to a net loss of $48.4 million or $(1.87) per share in the second quarter ended June 30, 2008.

The level of revenues and net loss in the second quarter is directly attributable to the seasonally low level of revenues generated by WowWee in an industry that is seasonal by nature and where a significant portion of sell-in, revenues and corresponding cash flow are typically generated in the second half of the year. The year-over-year decrease in revenues in the second quarter is attributed primarily to the unfavourable retail environment and the desire by retailers to reduce inventories as well as changes in our distribution model whereby  a larger proportion of sales are made directly to consumers and retailers (as opposed to third party distributors), who in turn are issuing purchase orders only later in the buying season. More generally, the first half of the year is the period of lowest shipments and revenues for WowWee and the industry in which it operates and, therefore, will result in weak financial results due to fixed and variable costs that are incurred.

At June 30, 2009, the Company had cash and cash equivalents of $23.9 million or $0.93 per issued and outstanding share; working capital of $19.9 million; and shareholders' equity of $68.0 million, or $2.64 per issued and outstanding share.

Optimal expects revenues to remain under pressure in 2009 as a result of continuing retail softness driven by a continued pull-back in consumers’ willingness to spend and retailers’ desire to reduce inventories, weakening foreign exchange in international markets, and the sale of fewer entertainment-related products.

Optimal Group Announces Second Quarter 2009 Results

About Optimal Group

Optimal Group Inc. has operated and, through various subsidiaries, has actively managed a variety of businesses.

Optimal Group Inc. currently operates:

The WowWee group of companies, with operations in Hong Kong, Carlsbad, California, Brussels, Belgium and Montreal, Quebec.  WowWee Group Limited, based in Hong Kong, is a leading designer, developer, marketer and distributor of technology-based consumer robotic, toy and entertainment products.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Brad McKenna
Vice-President, Administration
Optimal Group Inc.
(514) 738-8885
bradir@optimalgrp.com

Optimal Group Announces Second Quarter 2009 Results

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, results, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	existing and future governmental regulations and disputes with governmental authorities;
•	general economic, legal and business conditions in the markets we serve;
•	our ability to continue to satisfy Nasdaq's conditions for continued listing of our common shares on The NASDAQ Global Market;
•	consumer confidence in the security of financial information transmitted via the Internet;
•	levels of consumer and merchant fraud, disputes between consumers and merchants and merchant insolvency;
•	liability for merchant chargebacks;
•	our ability to safeguard against breaches of privacy and security when processing electronic transactions and use of our payments systems for illegal purposes;
•	the imposition of and our compliance with rules and practice procedures implemented by credit card associations;
•	our ability to protect our intellectual property;
•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;
•	disruptions in the function of our electronic payments systems and technological defects;
•	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;
•	our ability to retain key personnel;
•	currency exchange rate fluctuations;
•
while we believe that our cash and cash equivalents will be adequate to meet our operating needs for at least the next 12 months, our existing cash and cash equivalents could prove to be inadequate to meet our funding requirements;

•	our ability to successfully implement our strategies for our WowWee business;
•	changing consumer preferences for electronics and play products;
•	the seasonality of retail sales;
•	concentration among our major retail customers for the products of our WowWee business;
•	economic, social and political conditions in China, where WowWee’s products are manufactured;
•	the price and supply of raw materials used to manufacture WowWee’s products;
•	product liability claims and product recalls;
•	increased competition;
•	litigation; and
•	the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheets, Condensed Statements of Operations and Comprehensive Loss and Condensed Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Condensed Consolidated Balance Sheets

June 30, 2009 and December 31, 2008
(expressed in thousands of U.S. dollars)

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets

Current assets:
Cash and cash equivalents	$23,871	$32,849
Short-term investments	–	6,296
Accounts and other receivables (net of allowance for doubtful accounts of $470 ; 2008 - $758)	8,374	24,169
Current portion of balance of sale receivable	2,221	–
Inventories	22,716	19,364
Prepaid expenses and deposits	1,321	1,817
Current assets related to discontinued operations	1,366	4,358
	59,869	88,853

Balance of sale receivable	8,000	–
Property and equipment	4,099	4,219
Intangible assets	35,937	45,109
Long-term assets related to discontinued operations	19,183	30,837

	$127,088	$169,018
Liabilities and Shareholders’ Equity

Current liabilities:
Bank indebtedness	$10,029	$11,547
Accounts payable and accrued liabilities	23,546	34,518
Accounts payable and accrued liabilities related to discontinued operations	4,443	6,403
Current portion of long-term debt	877	1,010
Income taxes payable	198	1,370
Deferred income taxes	838	838
	39,931	55,686

Deferred income taxes	6,420	6,965
Long-term debt	1,928	2,005
Long-term liabilities related to discontinued operations	10,819	10,871

Shareholders' equity:
Share capital	252,488	252,488
Warrants	2,696	2,696
Additional paid-in capital	65,678	64,173
Deficit	(249,855)	(222,849)
Accumulated other comprehensive loss	(3,017)	(3,017)
	67,990	93,491
Contingencies and guarantees

	$127,088	$169,018

OPTIMAL GROUP INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

Three and six months ended June 30, 2009 and 2008
(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Revenues	$6,538	$15,486	$8,667	$20,386
Other revenues	807	9,469	1,670	19,328

Expenses:
Cost of sales	6,357	10,750	7,819	14,460
Selling, general and administrative	8,645	8,245	17,305	14,561
Stock-based compensation pertaining to selling, general and administrative	48	1,863	1,505	2,378
Research and development	768	657	1,427	1,275
Operating leases	284	237	561	474
Amortization	3,347	3,751	6,710	7,368
Transaction processing costs	–	8,660	–	17,462
Impairment loss	4,000	–	4,000	–

Loss from continuing operations before undernoted item	(16,104)	(9,208)	(28,990)	(18,264)

Other income	342	243	587	689

Loss from continuing operations before income taxes (recovery)	(15,762)	(8,965)	(28,403)	(17,575)

Income taxes (recovery)	(763)	1,467	(636)	903

Net loss from continuing operations	(14,999)	(10,432)	(27,767)	(18,478)

Net earnings (loss) from discontinued operations, net of income taxes	428	(37,962)	761	(37,962)

Net loss and comprehensive loss	$(14,571)	$(48,394)	$(27,006)	$(56,440)

Weighted average number of shares:
Basic and diluted	25,742,233	25,852,211	25,742,223	25,910,169

(Loss) earnings per share:
Continuing operations:
Basic and diluted	(0.59)	(0.40)	(1.08)	(0.71)
Discontinued operations:
Basic and diluted	0.02	(1.47)	0.03	(1.47)
Net:
Basic and diluted	(0.57)	(1.87)	(1.05)	(2.18)

OPTIMAL GROUP INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

Three and six months ended June 30, 2009 and 2008
(expressed in thousands of U.S. dollars)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Cash flows (used in) from operating activities:
Net loss	$(14,571)	$(48,394)	$(27,006)	$(56,440)
(Add) deduct (loss) earnings from discontinued operations	428	(37,962)	761	(37,962)
Net loss from continuing operations	(14,999)	(10,432)	(27,767)	(18,478)

Adjustments for items not affecting cash:
Amortization	3,347	3,751	6,710	7,368
Deferred income taxes	(334)	11,730	(545)	10,824
Impairment of intangibles	4,000	–	4,000	–
Stock-based compensation	48	1,863	1,505	2,378
Foreign exchange	4	(15)	(342)	69
Net change in operating assets and liabilities	(4,504)	2,941	512	1,574
Operating cash flows from (used in) discontinued operations	2,619	(6,662)	2,013	(6,530)
	(9,819)	3,176	(13,914)	(2,795)

Cash flows from (used in) financing activities:
Increase (decrease) in bank indebtedness	2,658	–	(1,447)	–
Repayment of long-term debt	(188)	–	(228)	–
Repurchase of Class "A" shares	–	(148)	-	(471)
	2,470	(148)	(1,675)	(471)

Cash flows (used in) from investing activities:
Purchase of property, equipment and intangible assets	(681)	(1,930)	(1,132)	(3,163)
Net proceeds from maturity of short-term investments	–	4,318	6,296	10,094
Proceeds from disposition of payment processing businesses	–	–	1,035	–
Proceeds from balance of sale receivable	145	–	251	–
Transaction costs related to business acquisitions and disposals	(68)	–	(126)	–
Investing cash flows (used in) from discontinued operations	-	(133)	-	151
	(604)	2,255	6,324	7,082

Effect of exchange rate changes on cash and cash equivalents during the period	506	15	287	(9)

Net decrease in cash and cash equivalents	(7,447)	5,298	(8,978)	3,807

Cash and cash equivalents, beginning of period	31,318	45,702	32,849	47,193

Cash and cash equivalents, end of period	$23,871	$51,000	$23,871	$51,000